BRYAN CAVE LLP
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                                                                     Exhibit 5.1

                                  July 16, 2001

Board of Directors
Travelzoo Inc.
800 West El Camino Real, Suite 180
Mountain View, California 94040

Ladies and Gentlemen:

         We have served as counsel to Travelzoo Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4, File Number 333-55026 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 19,425,147 shares of the Company's common stock (the "Merger Securities") to be issued in connection with the Agreement and Plan of Merger, dated as of January 19, 2001 between the Company and Travelzoo.com Corporation (the "Merger Agreement").

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the Merger Securities will, upon (i) approval by the Company's stockholders of the consummation of the transactions contemplated by the Merger Agreement, (ii) filing of the Certificate of Merger with the Delaware Secretary of State and the effectiveness of the Certificate of Merger, and (iii) issuance of the Merger Securities pursuant to the Merger Agreement in exchange for the consideration described therein, be legally issued, fully paid and non-assessable shares of common stock of the Company.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     Bryan Cave LLP